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                                THE UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2003

IMH ASSETS CORP. (as depositor under an Indenture, dated as of September 29, 2003, providing for, inter alia, the issuance of Collateralized Asset-Backed Bonds, Series 2003-10)

                                IMH Assets Corp.
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                      333-103591               33-0705301
(State or Other Jurisdiction            (Commission           (I.R.S. Employer
      of Incorporation)                 File Number)         Identification No.)

    1401 Dove Street
Newport Beach, California
  (Address of Principal                                             92660
    Executive Offices)                                            (Zip Code)

Registrant's telephone number, including area code, is (949) 475-3600

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Item 2. Acquisition or Disposition of Assets.

      On September 29, 2003, a single series of bonds, entitled IMH Assets Corp., Collateralized Asset-Backed Bonds, Series 2003-10 (the "Bonds"), were issued pursuant to an indenture, dated as of September 29, 2003 (the "Agreement"), between Impac CMB Trust Series 2003-10, a Delaware statutory trust, as Issuer (the "Issuer"), and Deutsche Bank National Trust Company, as Indenture Trustee (the "Indenture Trustee").

Item 5. Other Events.

Identification of the Derivative Contract Counterparty

      The Derivative Contract Counterparty shall be Bear Stearns Financial Products Inc.

Description of the Mortgage Pool

      The Bonds, issued pursuant to the Agreement, evidence in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund"), consisting primarily of a segregated pool (the "Mortgage Pool") of conventional, one- to four-family, adjustable-rate and fixed-rate mortgage loans having original terms to maturity of not greater than 30 years (the "Mortgage Loans"). The mortgage loans have an aggregate principal balance of approximately $1,000,000,000 as of September 1, 2003.

      The tables attached as an exhibit hereto describe certain characteristics of the Mortgage Pool as of September 1, 2003.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            (a)   Not applicable

            (b)   Not applicable

            (c)   Exhibits:

   Exhibit No.    Description
   -----------    -----------

      99.1 Characteristics of the Mortgage Pool as of September 1, 2003, relating to IMH Assets Corp., Collateralized Asset-Backed Bonds, Series 2003-10.

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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            IMH ASSETS CORP.


                                            By:    /s/ Richard J. Johnson
                                               ---------------------------------
                                            Name:  Richard J. Johnson
                                            Title: Chief Financial Officer

Dated: October 14, 2003

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                                  EXHIBIT INDEX


Exhibit Number      Description
--------------      -----------

99.1 Characteristics of the Mortgage Pool as of September 1, 2003, relating to IMH Assets Corp., Collateralized Asset-Backed, Series 2003-10.